                                                                  EXHIBIT 10.9

              FIRST AMENDMENT AND ACKNOWLEDGMENT OF PARTIAL PAYMENT
                     TO BIG BUCK BREWERY & STEAKHOUSE, INC.
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

         THIS FIRST AMENDMENT AND ACKNOWLEDGMENT OF PARTIAL PAYMENT TO BIG BUCK BREWERY & STEAKHOUSE, INC. CONVERTIBLE SUBORDINATED PROMISSORY NOTE ("First Amendment") is made this 22nd day of March, 2001, by and between BIG BUCK BREWERY & STEAKHOUSE, INC., a Michigan corporation, as maker ("Maker"), and JAMES E. BLASIUS, as payee ("Payee").

                                R E C I T A L S:

         This First Amendment is based on the following Recitals:

         A. The Maker and Payee entered into that certain Subscription and Investment Representation Agreement for Convertible Subordinated Promissory Note ("Subscription Agreement") and that certain Big Buck Brewery & Steakhouse, Inc. Convertible Subordinated Promissory Note with a principal amount of $250,000 dated as of October 11, 1999 ("Note").

         B. Under the terms of the Subscription Agreement and Note, the Note matured by its terms on October 1, 2000.

         C. Under the terms of the Subscription Agreement and Note, Payee has the right to convert the Note into shares of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation ("Corporation"), pursuant to the formula set forth in the Note.

         D.   The parties desire to amend the Subscription Agreement and
Note in accordance with the terms of this First Amendment.

         NOW, THEREFORE, the parties agree as follows:

         1. The Recitals set forth above are incorporated into and shall form a part of this First Amendment.

         2. The Payee hereby acknowledges receipt of (a) $75,000, representing payment of part of the principal of the Note, resulting in a principal balance of $175,000 as of the date hereof, (b) $3,100, representing reimbursement of attorney fees and costs, and (c) all interest due pursuant to the Note through March 31, 2001.

         3. Commencing May 1, 2001, and on the first day of each month thereafter, unless the Note is earlier repaid or converted into shares of common stock of the Maker, the Maker will make monthly payments of principal and interest to the Payee. The Maker and the Payee have agreed that the Maker will make ten (10) monthly payments of $18,160.80 to the Payee and one (1) monthly payment of $1,583.76 to the Payee. Unless earlier repaid or converted into shares of the Maker's common stock, the Note will be deemed repaid in full upon the last of the scheduled payments. The above-referenced payments will be applied as follows:

                 ----------------------------------------------------------------
                                                                      Unpaid
                    Payment         Principal       Interest         Principal
                      Date           Payment        Payment          Balance
                 ----------------------------------------------------------------
                   05-01-2001       $16,702.47     $1,458.33        $158,297.53
                 ----------------------------------------------------------------
                   06-01-2001       $16,841.65     $1,319.15        $141,455.88
                 ----------------------------------------------------------------
                   07-01-2001       $16,982.00     $1,178.80        $124,473.88
                 ----------------------------------------------------------------
                   08-01-2001       $17,123.52     $1,037.28        $107,350.36
                 ----------------------------------------------------------------
                   09-01-2001       $17,266.21       $894.59         $90,084.15
                 ----------------------------------------------------------------
                   10-01-2001       $17,410.10       $750.70         $72,674.05
                 ----------------------------------------------------------------
                   11-01-2001       $17,555.18       $605.62         $55,118.87
                 ----------------------------------------------------------------
                   12-01-2001       $17,701.48       $459.32         $37,417.39
                 ----------------------------------------------------------------
                   01-01-2002       $17,848.99       $311.81         $19,568.40
                 ----------------------------------------------------------------
                   02-01-2002       $17,997.73       $163.07          $1,570.67
                 ----------------------------------------------------------------
                   03-01-2002        $1,570.67        $13.09                 $0
                 ----------------------------------------------------------------


         4. Notwithstanding anything to the contrary in the Subscription Agreement and Note, the right to convert all or part of the unpaid principal balance of the Note shall be at the conversion price equal to $0.73 per each share of the Corporation so converted as provided in the Subscription Agreement and Note. Except as to the conversion price set forth herein, no other terms of the conversion are modified or affected by this First Amendment. Further, said conversion has been approved by the Board of Directors under resolution date of March 30th 2001.

         5. Except as amended hereby, the Subscription Agreement and Note are restated and republished in their entirety and remain in full force and effect.

         6. This First Amendment shall be governed by and construed under the laws of the State of Michigan. The Note and Subscription Agreement may not be further amended or modified except by a writing signed by all of the parties. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         7. Payee agrees to forbear from taking any action in connection with any defaults prior to execution hereof and as long as the Maker is not in breach of this Agreement.

         8. In exchange for the amendments and the forbearance set forth herein, the Maker hereby releases and waives all defenses and claims which the Maker has or may have and which Maker could raise or assert to prevent the enforcement of the Note in whole or in part by the Payee except for any breach of this Letter Agreement by Payee.

         9. It is the agreement of the parties that Payee should have the benefit of the foregoing waiver in order to enforce the Note on a summary basis without any defenses, claims or objections by the Maker which would interfere with or prevent the enforcement of the Note except as to any breach of this Agreement by Payee.

          WITNESS WHEREOF, this First Amendment has been executed the day and year first above written.

                                       BIG BUCK BREWERY &
                                       STEAKHOUSE, INC.,
                                       a Michigan corporation

                                       By:  /s/ WILLIAM F. ROLINSKI
                                          ------------------------------------
                                                William F. Rolinski
                                          Its:  President

                                                                 "Maker"


                                       /s/ JAMES E. BLASIUS
                                       ---------------------------------------
                                       James E. Blasius
                                                                 "Payee"